Exhibit 99.1

BitMine Immersion Technologies Closes $250 Million Private Placement to Advance its Treasury Strategy on Ethereum

Proceeds from the private placement enable the Company to adopt Ethereum (ETH) as its primary treasury reserve asset

Private placement funded in a combination of cash and crypto

Company’s Ethereum treasury strategy to strengthen broader Ethereum ecosystem

LAS VEGAS, July 9, 2025 /PRNewswire/ — (NYSE AMERICAN: BMNR) (BitMine” or the “Company”) today announced the closing of the previously announced $250,000,000 private placement, funded in a combination of cash and crypto, to help BitMine implement its Ethereum treasury strategy. The transaction was led by MOZAYYX with participation from a high quality group of investors including Founders Fund, Pantera, FalconX, Republic Digital, Kraken, Galaxy Digital, DCG, Diametric Capital, Occam Crest Management, Graticule (GAMA), GSR, and Thomas “Tom” Lee.

This announcement marks a critical milestone in BitMine’s strategy. BitMine intends to use the net proceeds to purchase ETH to enable the Company to adopt ETH as its primary treasury reserve asset, while continuing its core business operations. ETH is the native layer of the Ethereum blockchain. A differentiating feature of Ethereum is the enabling of smart contracts and the majority of stablecoin payments, tokenized assets, and decentralized financial applications are transacted on Ethereum. By having a direct ETH treasury position, the Company will have access to native protocol-level activities, such as staking and decentralized finance mechanisms, on the Ethereum network. Stablecoins have been rapidly adopted by consumers, merchants, and financial services providers, a trend underscored by Treasury Secretary Scott Bessent’s recent comment that the stablecoin market could reasonably grow to $2 trillion. As the primary blockchain for stablecoin transactions, BitMine believes Ethereum is well-positioned to potentially benefit from this growth.

“One key performance metric for BitMine going forward will be increasing ETH held per share and also driving reflexive benefits by accumulating a larger share of the supply of ETH,” said Thomas “Tom” Lee, newly appointed Chairman of BitMine’s Board of Directors. “We believe this can be achieved through a combination of reinvestment of the Company’s cash flows, capital markets activities, and by the change in value of ETH. This marks the foundational step in the Company’s Ethereum treasury strategy, and we’re excited to help strengthen the broader Ethereum ecosystem. There’s a powerful, self-reinforcing cycle at play: by securing and staking a growing share of ETH, we contribute to Ethereum’s economic security, which can bring institutional capital and real-world assets on-chain. That can, in turn, drive greater activity, increase demand for ETH, which ultimately, we expect to enhance the value of our staked position.”

“We look forward to building a world–class ETH treasury and executing a strategy intended to materially enhance the returns for shareholders,” said Jonathan Bates, CEO of BitMine. “As our new chairman, Tom’s renowned insight and market expertise as founder of Fundstrat will be invaluable as we scale our ETH treasury and transform BitMine into a category-defining digital asset platform.”

ThinkEquity, LLC acted as the placement agent in connection with the private placement.

Cantor Fitzgerald & Co. acted as advisor to the lead investor, MOZAYYX.

Winston & Strawn LLP acted as counsel to the lead investor, MOZAYYX.

FitzGerald Kreditor Bolduc Risbrough LLP acted as counsel to the Company.

Greenberg Traurig, LLP acted as counsel to the placement agent.

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Concurrently with the execution of the securities purchase agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock to be issued or issuable in connection with the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding the potential benefits of the uses of proceeds of the Company’s recent offering and future business plans. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE BitMine Immersion Technologies, Inc.